AMENDMENT NO. 2 TO

STRUCTURING AND CONSULTING AGREEMENT

This Amendment No. 2 to the Structuring and Consulting Agreement (the “Amendment No. 2”) is entered into this 29th day of October 2013, by and between Sundance Strategies, Inc. (“SSI”), and Europa Settlement Advisors Ltd. (“ESA”) and acknowledged and agreed upon by Del Mar Financial S.a.r.l. as the “Seller” under the DMF Agreement, defined below (“DMF”); and Michael D. Brown, as the consultant under the ESA Agreement, defined below (“Brown” and together with ESA and DMF, sometimes called the “ESA Parties”).  Each of SSI, ESA, DMF and Brown may be referred to herein as a “Party” or collectively as the “Parties.”

WHEREAS, SSI and ESA entered into a Structuring and Consulting Agreement on June 5, 2013 (the “ESA Agreement”) whereby SSI engaged ESA on an exclusive basis to perform certain services in connection with the purchase of net life insurance benefits (“NIBs”) and other products tied to life insurance policies on insured’s aged 75 and older from DMF.

WHEREAS, SSI and DMF entered into an Asset Transfer Agreement dated June 5, 2013 (the “DMF Agreement”) to purchase certain NIBs and other assets.

WHEREAS, all capitalized terms used but not defined herein shall have the meanings set forth in the DMF Agreement, and that all terms and conditions of the DMF Agreement not otherwise modified herein shall remain in full force and effect.

WHEREAS, SSI and ESA entered into Amendment No. 1 to the Structuring and Consulting Agreement (“Amendment No. 1”) to confirm that the total of the Cash Payment under the DMF Agreement and the total payments under the ESA Agreement shall not exceed $12,000,000.00 (the “Total Up Front Cost”), and to amend the ESA Agreement to clarify that ESA’s compensation is reduced, dollar for dollar, to the extent the Cash Payment associated with the DMF Agreement exceeds $8,000,000.00.

WHEREAS, any prior, current or future payments to the ESA Parties, including those payments listed on Schedule A and the payments described herein, shall count towards the Total Up Front Cost.

WHEREAS, the ESA Parties have been engaged in conversations with a buyer related to the sale of certain assets currently held by SSI (the “Proposed Sale”).

WHEREAS, SSI has consented to certain disclosures and activities related to the Proposed Sale based on assurances that the ESA Parties continue to be bound by the exclusivity provisions of the ESA Agreement and the DMF Agreement and the understanding that SSI has no current interest in selling any of its Qualified NIBs and a Proposed Sale, if any, will be considered only to raise capital on assets not necessary for the creation of Qualified NIBs in accordance with the DMF Agreement.

WHEREAS, ESA has made demand for an additional installment of the Structuring Fee (as defined in the ESA Agreement) in the amount of $425,000.00 (the “Advance”), based upon assurances that the payment of the Advance will not cause the total of the Cash Payment and the fees under the ESA Agreement to exceed Total Up Front Cost for the delivery of Qualified NIBs related to $400,000,000.00 of face amount of life insurance policies under the DMF Agreement.

WHEREAS, SSI and DMF desire to amend the Liquidated Damages outlined in Recital (K) of the DMF Agreement as set forth below.

WHEREAS, SSI agrees that the Note and Pledge Agreement to be issued by SSI on delivery and acceptance of Qualified NIBs shall be cross-collateralized by 50% of all the Qualified NIBs delivered by DMF under the DMF Agreement.

WHEREAS, SSI does not believe any payment is currently due under the ESA Agreement or the DMF Agreement, but has agreed to pay the Advance based upon (i) the assurances set forth above and (ii) ESA’s agreement to the conditions set forth below and the modification of the terms of the DMF Agreement herein, as acknowledged by DMF and Brown.

WHEREAS, the Parties agree that no additional payments of compensation will be required until the ESA Parties shall have delivered $400,000,000.00 of Qualified NIBs to SSI, and which Qualified NIBs are as defined in the DMF Agreement, and have been accepted by SSI, in accordance with the DMF Agreement.

NOW THEREFORE, the Parties hereto agree as follows:

1.

Compensation.  SSI agrees to pay the Advance to ESA, as follows:

a.

$325,000 shall be paid to ESA no later than October 18, 2013, in exchange for the assurances, conditions and agreements set forth below.

b.

$50,000 shall be paid to ESA no later than November 15, 2013, so long as (i) Qualified NIBs related to at least $90,000,000 of face amount of life insurance shall have been delivered by DMF under the DMF Agreement by November 1, 2013, and accepted by SSI within 14 days of such delivery, and (ii) there has been no violation of the assurances, conditions and agreements set forth below.

c.

$50,000 shall be paid to ESA no later than December 15, 2013, so long as (i) Qualified NIBs related to at least $180,000,000 of face amount of life insurance shall have been delivered by DMF under the DMF Agreement by December 1, 2013, and accepted by SSI within 14 days of such delivery, and (ii) there has been no violation of the assurances, conditions and agreements set forth below..

2.

Conditions for Advance.  The following conditions, assurances and agreements are made by ESA and acknowledged by DMF, as the Seller under the DMF Agreement, and Brown, as the Consultant under the ESA Agreement:

a.

The ESA Parties agree that all of the distributions set forth on Schedule A shall count toward the Cash Payment under the DMF Agreement and the fees under the ESA Agreement, not to exceed the Total Up Front Cost, for the delivery of Qualified NIBs related to $400,000,000.00 of face amount of life insurance policies.

b.

The ESA Parties confirm that the Proposed Sale does not and will not interfere with the obligations of any of the ESA Parties under the DMF Agreement or the ESA Agreement and that the ESA Parties, including Brown, as the consultant under the ESA Agreement, are fully committed to the creation of Qualified NIBs related to $400,000,000.00 of face amount of life insurance policies for SSI on an exclusive basis.  Brown confirms that he is the consultant performing the services under the ESA Agreement and is covered by the exclusivity provisions thereof, and he will use his best commercial efforts to assist DMF in its delivery of the Qualified NIBs.

c.

The payment of the Advance shall be credited against the Total Up Front Cost and shall not cause the total of the Cash Payment and the fees under the ESA Agreement to exceed $12,000,000.00 for the delivery of Qualified NIBs related to $400,000,000.00 of face amount of life insurance policies, and to the extent that it does, for any reason whatsoever, such excess amount shall become a liability of DMF, due on demand.

d.

In order to qualify the NIBs related to assets currently held by SSI as Qualified NIBs, DMF shall (i) provide letters from the senior lender stating that any four year loans will be converted into five year loans, without any additional fees, except for the increase in the origination fees based on the new loan term, as soon as such conversions are allowed without violating large exposure directive restrictions of the senior lender, (ii) adjust the Note to achieve a projected internal rate of return for the related NIBs to at least 23% per financed portfolio, and alter the Note to be nonrecourse, secured only by assets described in the Pledge Agreement, and change the maturity date for the Note to be paid as follows: 50% of Realized Death Benefits (defined below) shall be distributed to DMF and 50% of Realized Death Benefit shall be distributed to SSI until the Note is paid in full, and (iii) take whatever other steps are necessary to ensure the NIBs meet the definition of Qualified NIBs under the DMF Agreement.  For purposes of this paragraph, Realized Death Benefits shall mean cash received from the NIBs issuer reduced by any amounts required to be used to pay down debt or expenses associated with such NIBs or other NIBs held by SSI.  SSI shall be granted set off rights, permitting SSI to set off amounts owed to DMF under the Note against any amounts owed to SSI for any excess costs, origination fees and expenses or Liquidated Damages under the DMF Agreement, as amended below.

e.

DMF, with the assistance of ESA and Brown, shall provide SSI with a comprehensive plan and budget for the creation of Qualified NIBs related to $400,000,000.00 of face amount of life insurance policies no later than November 1, 2013.  The comprehensive plan and budget shall include proposed policies, expenses, cash requirements, projected internal rates of return, timelines, preliminary bank approval and other information reasonably requested by SSI.  To the extent that the comprehensive plan and budget require reasonable extensions of time to meet the obligations of the DMF Agreement, SSI may grant such reasonable extensions, not beyond April 1, 2014.  SSI shall be fully advised by DMF of each step in such comprehensive plan and during the process of completing each such step.  SSI and its representatives shall be allowed to review and provide input during such process.  SSI shall have fourteen (14) days to review any NIBs delivered to SSI, prior to its acceptance or rejection of such NIBs or the payment of any fees associated with the delivery and acceptance of such NIBs as Qualified NIBs, including any payment described in Section 1, above.

f.

The ESA Parties agree and confirm that, except for the payments described in Section 1, above, that no additional payments from SSI will be required until DMF has delivered $400,000,000.00 of Qualified NIBs, which have been accepted by SSI, in its sole discretion, according to the DMF Agreement.  SSI may or may not, in its sole discretion, provide warehouse financing or advance expenses to assist DMF in the creation of Qualified NIBs after a detailed review of the comprehensive plan, process and budget described above.  Any additional expenses or disbursements will be paid out only at

SSI’s sole and complete discretion and any such payments shall be credited against the Total Up Front Cost, at SSI’s sole discretion, or shall become a liability to DMF, due on demand, or shall, at SSI’s sole discretion, reduce the Note to the satisfaction of SSI.

g.

SSI agrees that the Note and Pledge Agreement to be issued by SSI on delivery and acceptance of Qualified NIBs shall be cross-collateralized by 50% of all the Qualified NIBs delivered by DMF under the DMF Agreement.  Neither DMF, ESA nor Brown shall assign, pledge or otherwise transfer or hypothecate any interest in the Note, the Pledge Agreement, the DMF Agreement or the ESA Agreement, without the prior written consent of SSI.  SSI shall not assign, pledge or otherwise transfer or hypothecate the collateral without either paying off the Note, prior to or in connection therewith, or obtaining DMF’s prior written consent, which consent shall not be unreasonably withheld.

3.

Liquidated Damages.  The Parties agree that the DMF Agreement shall be amended to provide for the following Liquidated Damages in the event that Qualified NIBs associated with less than $400,000,000 of face amount of life insurance are delivered and accepted under the DMF Agreement.

a.

Liquidated Damages if Less than $300,000,000 Qualified NIBs Delivered and Accepted. DMF remains obligated to deliver Qualified NIBs associated with $400,000,000 of face amount of life insurance.  If Qualified NIBs associated with less than $300,000,000 of face amount of life insurance are delivered and accepted under the DMF Agreement, DMF and ESA shall be jointly and severally liable for Liquidated Damages equal to the aggregate of the Cash Payment and all of the costs advanced, reduced by the pro rata percentage of the Qualified NIBs delivered and accepted by SSI, multiplied by two.  The Liquidated Damages shall be due immediately upon failure to deliver as required in the DMF Agreement.  Interest shall accrue on any Liquidated Damages owed at a rate of eight percent (8%) per annum.

Example:  Assume no Qualified NIBs are delivered under the DMF Agreement and the costs to SSI are $10,000,000 (including the Cash Payment and all other costs and advances under the DMF Agreement or those referenced herein).  DMF and ESA shall be required to pay Liquidated Damages of $20,000,000 under this example.

Example:  Assume Qualified NIBs associated with $250,000,000 of face amount of life insurance are delivered and accepted at a cost to SSI of $10,000,000 (including the Cash Payment and all such other costs advanced).  DMF and ESA shall be required to pay Liquidated Damages of $7,500,000, calculated as:

$250,000,000 divided by $400,000,000 equals 0.6250% of delivered and accepted Qualified NIBs

0.6250% of $10,000,000 equals $6,250,000

$10,000,000 minus $6,250,000 equals $3,750,000

$3,750,000 times two equals $7,500,000

Thus, ESA and DMF shall be liable for Liquidated Damages of $7,500,000 under this example.

b.

Liquidated Damages if More than $300,000,000 Qualified NIBs but less than $400,000,000 Qualified NIBs Delivered and Accepted.  DMF remains obligated to deliver Qualified NIBs associated with $400,000,000 of face amount of life insurance.  If $300,000,000 in Qualified NIBs are delivered and accepted, then the Cash Payment and additional costs and advances will not be doubled unless they are not paid in 90 days.  If Qualified NIBs associated with more than $300,000,000 but less than $400,000,000 of face amount of life insurance are delivered and accepted under the DMF Agreement, DMF and ESA shall be jointly and severally liable for Liquidated Damages as outlined in the following example.  The Liquidated Damages shall be due immediately upon failure to deliver as required in the DMF Agreement.

Example:  Assume Qualified NIBs associated with $350,000,000 of face amount of life insurance are delivered and accepted at a cost to SSI of $11,500,000 (includes Cash Payment and all costs advanced).  DMF and ESA shall be required to pay Liquidated Damages of $1,000,000, calculated as:

$350,000,000 divided by $400,000,000 equals 0.8750% of delivered and accepted Qualified NIBs

0.8750% of $11,500,000 equals $10,062,500

$11,500,000 minus $10,062,500 equals $1,437,500

$1,437,500 because more than $300,000 in Qualified NIBs were delivered and accepted

Thus, ESA and DMF shall be liable for Liquidated Damages of only $1,437,500 under this example; however, the Liquidated Damages shall be increased to $2,875,000 or by 100% of the balance of the Cash Payment and costs and advances, if not paid within 90 days.  Interest shall accrue on any Liquidated Damages owed at a rate of eight percent (8%) per annum on the expiration of such 90 day period.

c.

Retention of Assets.  If Qualified NIBs associated with $400,000,000 of face amount of life insurance are not delivered and accepted by SSI, SSI shall not be required to return any excess assets to DMF under Section 3.5 of the DMF Agreement, but may release certain excess assets to DMF in its sole and absolute discretion.

d.

Liquidated Damages Remedies.  SSI shall have all remedies of any type or nature whatsoever to recover such Liquidated Damages, without limitation, including legal and equitable remedies and set off.

4.

Miscellaneous.

a.

Due Authorization.  Each Party represents to the other that its execution of this Amendment No. 2 has been duly authorized by all necessary company or individual action, if such action is required, and that this Amendment No. 2 constitutes a binding obligation of such Party.  Each individual who executes this Amendment No. 2 on behalf of a Party represents to all Parties that he, she or it is authorized to do so. This Amendment No. 2 will bind each Party’s successors and permitted assigns.  To the extent that Amendment No. 2 amends or otherwise modifies the DMF Agreement, each applicable party represents to the other that its execution of this Amendment No. 2, to the extent of such amendments or modifications, has also been duly authorized by all necessary company or individual action.

b.

Counterparts.  This Amendment No. 2 may be executed in counterparts each of which will be deemed an original, and such counterparts when taken together shall constitute but one agreement.

c.

Noncircumvention.  The Parties agree not to circumvent this Amendment No. 2, Amendment No. 1, the ESA Agreement or the DMF Agreement by creating additional entities or otherwise avoiding the commitments set forth therein.

d.

Governing Law.  This Amendment No. 2 and its interpretation and enforcement are governed by the laws of the state of Utah, without qualification.

e.

Dispute Resolution.  Notwithstanding anything contained herein to the contrary, in the case of any dispute which arises out of or relating to this Agreement or the relationship of the Parties, which the Parties cannot resolve amicably between themselves, a mediator agreeable to both Parties shall be selected to assist in resolving the dispute provided that the mediation shall be held within sixty (60) days of the notice by one Party that mediation is required.  Fees for such mediation will be split equally between the Parties.  If any such dispute cannot be resolved through mediation within such sixty (60) day period, any and all claims and actions arising out of or relating to this Agreement or relationship of the Parties, shall be exclusively arbitrated in Utah County, State of Utah, in accordance with the then prevailing rules and regulations of the American Arbitration Association, which proceedings shall be final and binding on the Parties, and strictly confidential. Attorneys’ fees for such arbitration of the prevailing Party or Parties will be paid by the other Party or Parties. Neither the existence of such proceedings nor the results thereof shall be disclosed to any third party, unless expressly required by law.

f.

No Other Amendment.  Except as specifically amended by Amendment No. 1 and this Amendment No. 2, the ESA Agreement and the DMF Agreement are reconfirmed and shall remain binding and enforceable in all respects.  No amendment or modification of any provision of this Amendment No. 2, Amendment No. 1, the ESA Agreement or the DMF Agreement will be effective unless made in writing and signed by each of the Parties.

g.

Severance.  If for any reason any provision of this Amendment No. 2 is determined by a tribunal of competent jurisdiction to be legally invalid or unenforceable, the validity of the remainder of the Amendment No. 2 will not be affected and such provision will be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and, in its modified form, such provision will then be enforceable and enforced.

Signature Page Follows:

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2, effective as of the Effective Date.

SUNDANCE STRATEGIES, INC. By: /s/ Randall F. Pearson Name: Randall F Pearson Its: President DEL MAR FINANCIAL, SARL	EUROPA SETTLEMENT ADVISORS, LTD By: /s/Anya Maxwell Name: Anya Maxwell Its: Managing Director
By: /s/ Paul Jacobson Name: Paul Jacobson Its: Manager	/s/ Michael D. Brown Michael D. Brown, as ESA Consultant for SSI

Schedule A

Distributions as of 10/11/13

Date	Amount	Purpose
5/9/2013	$100,000.00	ESA Initial Advance (prior)
6/5/2013	$5,000,000.00	ESA PCH Closing
6/5/2013	$240,000.00	ESA Initial Advance (at closing)
6/6/2013	$32,450.00	ESA/NorthStar L.E.'s
6/14/2013	$250,000.00	ESA
6/24/2013	$16,900.00	ESA/Premiums
6/28/2013	$28,300.00	ESA/Beiten
6/28/2013	$94,500.00	ESA/Arendt
6/28/2013	$25,000.00	ESA/Moss Adams
7/3/2013	$56,000.00	ESA/Capita
7/19/2013	$15,000.00	ESA/Mike Brown
7/23/2013	$14,700.00	ESA/Premiums
7/23/2013	$25,000.00	ESA/NorthStar
8/16/2013	$39,200.00	ESA/Assorted Premiums
8/23/2013	$40,000.00	ESA/Del Mar
8/23/2013	$224,600.00	ESA/Jones Policy
9/3/2013	$12,000.00	Rent/ESA
9/5/2013	$20,000.00	ESA/Harmen
9/13/2013	$50,000.00	ESA/Harmen
9/13/2013	$75,000.00	ESA/Capita
9/13/2013	$25,000.00	ESA/NorthStar
9/18/2013	$25,000.00	ESA/Mike Brown
9/25/2013	$11,600.00	ESA/Premiums
9/25/2013	$25,000.00	ESA/NorthStar
10/3/2013	$1,717,022.30	PCH Payment
10/11/2013	$16,200.00	ESA/DMF Genesis
10/25/2013	$25,000.00	Mike Brown
10/28/2013	$12,500.00	ESA/Premiums
10/29,2013	$12,000.00	ESA/Rent
10/29/2013	$13,347.00	ESA/Mark Niu invoice
Total: